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                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of July 10, 2001, is entered into by and among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation ("PARENT"), JWCH MERGER CORP., a Delaware corporation ("ACQUISITION"), and INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "COMPANY"), amending that certain Agreement and Plan of Merger, dated as of June 29, 2001, by and among Parent, Acquisition and the Company (the "Agreement and Plan of Merger"). All capitalized terms used herein and not defined in this Amendment shall have the meanings assigned to them in the Agreement and Plan of Merger.

         WHEREAS, the parties previously entered into the Agreement and Plan of Merger providing for the merger of Acquisition with and into the Company, with the Company continuing as the surviving corporation;

         WHEREAS, the parties desire to amend Section 2.19 of the Agreement and Plan of Merger; and

         WHEREAS, Section 13 of the Agreement and Plan of Merger permits the amendment of the Agreement and Plan of Merger as provided in this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. VOTING REQUIREMENTS; BOARD APPROVAL AND RECOMMENDATION. Section 2.19(a) of the Agreement and Plan of Merger shall be amended and restated in its entirety to read as follows:

         "(a) Assuming that the holders of Company Series B Preferred Stock and Company Series C Preferred Stock convert all of their Company Series B Preferred Stock and Company Series C Preferred Stock into Company Series D Preferred Stock and/or Company Common Stock, the affirmative vote or consent, as of the applicable record date, of the holders of a majority of all outstanding shares of Company Common Stock and Company Preferred Stock, voting as a single class on an as-converted basis (the "COMPANY STOCKHOLDER APPROVAL"), is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby."

         2. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, and the Company, Acquisition and Parent may become a party hereto by executing a counterpart hereof. This Amendment and any counterpart so executed shall be deemed to be one and the same instrument.

         3. GOVERNING LAW. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

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         4. RATIFICATION AND REAFFIRMATION OF THE AGREEMENT AND PLAN OF MERGER.
Except as hereby expressly amended, the Agreement and Plan of Merger shall remain unchanged.

         5. INTERPRETATION. In the event of any conflict between the provisions of this Amendment and the Agreement and Plan of Merger, the provisions of this Amendment shall control.

         6. BINDING EFFECT. This Amendment shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.


                               [signatures follow]


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         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Amendment as of the date first above written.



                               INSIGHT HEALTH SERVICES HOLDINGS CORP.



                               By: /s/ Edward D. Yun
                                  -------------------------------------------
                                  Name:  Edward D. Yun
                                  Title:  President

                               JWCH MERGER CORP.



                               By: /s/ Edward D. Yun
                                  -------------------------------------------
                                  Name:  Edward D. Yun
                                  Title:  President

                               INSIGHT HEALTH SERVICES CORP.



                               By: /s/ Steven T. Plochocki
                                  -------------------------------------------
                                  Name:  Steven T. Plochocki
                                  Title:  President and Chief Executive Officer


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